WASATCH FUNDS, INC.


                       150 Social Hall Avenue, Suite 400
                           Salt Lake City, Utah 84111


                PROXY FOR SPECIAL SHAREHOLDERS' MEETING
                         TO BE HELD JANUARY 23, 2002

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



      The undersigned appoints Jeff Cardon and Venice Edwards, and each of them with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Wasatch Funds, Inc. (the "Wasatch Funds") held by the undersigned on December 10, 2001 at the Special Shareholders' Meeting of the Wasatch Funds, to be held at the offices of the Wasatch Funds, 150 Social Hall Avenue, Suite 400, Salt Lake City, Utah 84111 on Wednesday, January 23, 2002 at 10:00 a.m. Mountain Time, and any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

      THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTERS ON THE REVERSE SIDE. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE WASATCH FUNDS.

      Receipt of Notice of Special Shareholders' Meeting and Proxy Statement is acknowledged by your execution of this proxy. Mark, sign, date, and return this proxy in the addressed envelope - no postage required. Please mail promptly to save further solicitation expenses.





o To vote by mail, sign below exactly as your name appears above and return the card in the envelope provided.
o  To vote by touch-tone phone, call 1-800-                    .
                                           --------------------
o  To vote by Internet, use web site www.                      .com
                                           --------------------

          THE PROXIES ARE INSTRUCTED TO VOTE MY SHARES AS FOLLOWS:

1.    Election of directors (all Funds):

FOR all nominees listed   WITHHOLD authority to   (Nominees:  Samuel S.
to the right (except as   vote for all nominees   Stewart, Jr., Jeff S.
marked to the contrary    listed to the right.    Cardon, James U.
below).                                           Jensen; and William R.
                                                  Swinyard.)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2. Proposal to ratify the selection of Arthur Andersen LLP as the independent public accountants for the Funds.

           FOR                    AGAINST                 ABSTAIN

3. For all Funds (except the Global Technology and U.S. Treasury Funds), to approve or disapprove a proposal to eliminate the current prohibition on short selling of securities, so that this policy will be the same for all of the Equity Funds. (The "Equity Funds" include all of the Funds except the U.S. Treasury Fund.)

           FOR                    AGAINST                 ABSTAIN

4. For all of the Equity Funds, to approve or disapprove a proposal to modify the limitations on borrowing so that this policy will be the same for all of the Equity Funds and will allow the Equity Funds to borrow to the fullest extent permitted by applicable law.

           FOR                    AGAINST                 ABSTAIN

5. For all of the Equity Funds, to approve or disapprove a proposal to modify the limitations on issuing senior securities so that this policy will be the same for all of the Equity Funds and will be consistent with applicable law.

           FOR                    AGAINST                 ABSTAIN

6. For all of the Equity Funds, to approve or disapprove a proposal to eliminate the current prohibition on purchasing securities on margin so the Funds will be limited only by applicable law.

           FOR                    AGAINST                 ABSTAIN

7. To vote with discretionary authority upon such other matters as may come before the meeting.


-------------------------------------------       ------------------------------
(Please sign name(s) exactly as registered)       Telephone Number

                                                  Dated                , 20
-------------------------------------------             ---------------     ----
(If there are co-owners, both should sign)           Month      Day

                                                                        12/04/01
                               WASATCH FUNDS, INC.
                        150 Social Hall Avenue, Suite 400
                           Salt Lake City, Utah 84111

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD JANUARY 23, 2002

      NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of the Wasatch Ultra Growth Fund, Wasatch Global Technology Fund, Wasatch Small Cap Growth Fund, Wasatch Core Growth Fund, Wasatch Small Cap Value Fund, Wasatch Micro Cap Fund and Wasatch-Hoisington U.S. Treasury Fund ("U.S. Treasury Fund") (collectively, the "Funds"), each a series of Wasatch Funds, Inc. (the "Company") will be held at 10:00 a.m., Mountain Time, on Wednesday, January 23, 2002 at 150 Social Hall Avenue, Suite 400, Salt Lake City, Utah 84111. The purposes of the meeting are as follows:

     1.    For all Funds, to elect a Board of Directors of the Company.

     2. For all Funds, to ratify or reject the selection of Arthur Andersen LLP as independent public accountants for the Funds for the fiscal year ending September 30, 2002.

     3. For all Funds (except the Global Technology and U.S. Treasury Funds), to approve or disapprove a proposal to eliminate the current prohibition on short selling of securities, so that this policy will be the same for all of the Equity Funds. (The "Equity Funds" include all of the Funds except the U.S. Treasury Fund. The Global Technology Fund has no prohibition on the short selling of securities.)

     4. For all of the Equity Funds, to approve or disapprove a proposal to modify the limitations on borrowing so that this policy will be the same for all of the Equity Funds and will allow the Equity Funds to borrow to the fullest extent permitted by applicable law.

     5. For all of the Equity Funds, to approve or disapprove a proposal to modify the limitations on issuing senior securities so that this policy will be the same for all of the Equity Funds and will be consistent with applicable law.

     6. For all of the Equity Funds, to approve or disapprove a proposal to eliminate the current prohibition on purchasing securities on margin so the Funds will be limited only by applicable law.

     7. To transact such other business as may properly come before the meeting.

      The Board of Directors of the Company recommends approval of each item listed on this Notice of Special Meeting of Shareholders.

      Only shareholders of record as of the close of business on December 10, 2001 may vote at the Meeting or any adjournment(s) of the Meeting.

      You can vote quickly and easily by toll-free telephone call, by Internet or by mail. Just follow the voting instructions that accompany this booklet. You will receive a proxy card for each Fund in which you own shares. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE HELP US MINIMIZE SOLICITATION COSTS BY VOTING AS SOON AS POSSIBLE.


                                 Samuel S. Stewart, Jr.
                                 Chairman of the Board
Dated:     December 21, 2001

                                 PROXY STATEMENT

                               WASATCH FUNDS, INC.
                        150 Social Hall Avenue, Suite 400
                           Salt Lake City, Utah 84111

          SPECIAL MEETING OF SHAREHOLDERS - JANUARY 23, 2002

      The enclosed proxy is solicited by the Board of Directors of Wasatch Funds, Inc. (the "Company") in connection with the special meeting of shareholders of the Company to be held January 23, 2002, and any adjournments thereof. The shares of capital stock of the Company are issued in seven series designated Wasatch Ultra Growth Fund, Wasatch Global Technology Fund, Wasatch Small Cap Growth Fund, Wasatch Core Growth Fund, Wasatch Small Cap Value Fund, Wasatch Micro Cap Fund and Wasatch-Hoisington U.S. Treasury Fund ("U.S. Treasury Fund") (individually a "Fund" and collectively the "Funds"). The Equity Funds include all of the Funds except the U.S. Treasury Fund.

      This Notice of Special Meeting of Shareholders and Proxy Statement will be mailed to shareholders on or about December 21, 2001.

      The costs of solicitation, including the cost of preparing and mailing the Notice of Special Meeting of Shareholders and this Proxy Statement (estimated at approximately $_______) will be allocated among and borne by the Funds based on the net assets of each Fund. Representatives of Wasatch Advisors, Inc. (the "Advisor") or its affiliates may, without cost to the Funds, solicit proxies by means of mail, telephone, or personal visits. The Advisor has also arranged for an outside firm, Georgeson Shareholder Communications, Inc., to solicit shareholder votes by telephone on behalf of the Funds at a cost of approximately $_______ plus reimbursement of certain expenses, which will be paid by the Funds. The address of the Advisor is that of the Company provided above.

      In order for the Meeting to go forward there must be a quorum present. This means that at least 10% of the Company's shares must be represented at the Meeting either in person or by proxy. All returned proxies count toward a quorum, regardless of how they are voted. An abstention will be counted as shares present at the Meeting in determining whether a proposal has been approved, and will have the same effect as a vote "against" the proposal. If a shareholder withholds authority to vote on a Director, the shareholder will not be considered as present and entitled to vote on the election of that Director. Similarly, if a proxy is returned with a broker non-vote on a proposal, the shareholder will not be counted as present and entitled to vote with respect to that proposal. (Broker non-votes are shares for which (a) the underlying owner has not voted and (b) the broker holding the shares does not have discretionary authority to vote on the particular matter.) If a quorum is not obtained or if sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, various factors including the following may be considered: the nature of the proposal; the percentage of votes actually cast; the percentage of negative votes actually cast; and the nature of any further solicitation. Any adjournment will require a vote in favor of the adjournment by the holders of a majority of the shares present in person or by proxy at the Meeting (or any adjournment of the Meeting).

      You may revoke your proxy at any time up until voting results are announced at the Meeting. You can do this by writing to the Secretary of the Company, or by voting in person at the Meeting and notifying the election judge that you are revoking your proxy. In addition, you can revoke a prior proxy simply by voting again - using your original proxy card or by Internet or toll-free telephone call. If you return a signed proxy card without voting instructions, your shares will be voted "for" each proposal.

      At this point, we know of no matters other than those described in this Proxy Statement that will be brought before the Meeting. However, if any other matters do come up that call for a vote of the shareholders, the persons named as proxies will vote upon those matters according to their best judgment.

      Only shareholders of record on December 10, 2001 may vote at the meeting or any adjournments thereof. As of that date, there were issued and outstanding the following number of common shares, $0.01 par value, for each of the Funds:
Wasatch Ultra Growth Fund - ________ shares; Global Technology Fund - ________ shares;

Wasatch Small Cap Growth Fund - ________ shares; Wasatch Core Growth
Fund - ________ shares; Wasatch Small Cap Value Fund - ________ shares; Wasatch Micro Cap Fund - ________ shares; and U.S. Treasury Fund - ________ shares. Common shares represent the only class of outstanding securities of the Company. Each Fund's shareholders are issued a separate series of such common stock. Each shareholder is entitled to one vote for each share held as of the record date. None of the matters to be presented at the Meeting will entitle any shareholder to cumulative voting or appraisal rights.

      To the knowledge of Company management, no persons were the beneficial or record owners of more than 5% of the outstanding shares of any of the Funds as of December 10, 2001, except as set forth in Appendix A.

      A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 2001 IS AVAILABLE TO SHAREHOLDERS UPON REQUEST. IF YOU WOULD LIKE TO RECEIVE A COPY, PLEASE CONTACT THE COMPANY AT P.O. BOX 2172, MILWAUKEE, WISCONSIN 53201-2172, OR CALL 1.800.551.1700 AND ONE WILL BE SENT, WITHOUT CHARGE, BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF YOUR REQUEST, OR YOU CAN DOWNLOAD A COPY FROM OUR WEB SITE AT WWW.WASATCHFUNDS.COM.
                                         --------------------

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      It is intended that the enclosed proxy will be voted for the election of the five persons named below as Directors of the Company unless such authority has been withheld in the proxy. The term of office of each person elected will be until the next meeting of shareholders or until his or her successor is duly elected by the Board of Directors and qualified. Pertinent information for the past five years regarding each nominee is set forth following such nominee's name below. Each nominee has served as a Director of the Company since 1986, except for _____________, who is a new nominee to the Board.

                            Principal Occupation and Business Experience
Name                Age       During Past 5 Years
----                ---     ---------------------------------------------

Samuel S.           59      President and Chairman of the Board of the
Stewart, Jr.*               Company; Chairman of the Board and Director
                            of Research for the Advisor since 1975; Professor of Finance at the University of Utah from 1975 through 2000.

Jeff S. Cardon*     44      Vice President and Director of the
                            Company; President since 1999 and Director of the Advisor since 1985; Security Analyst for the Advisor since 1980.

James U. Jensen     57      Director of the Company; Vice President of
                            Corporate Development and Legal Affairs, NPS
                            Pharmaceuticals, Inc. since 1991.

William R.          61      Director of the Company; Professor of
Swinyard                    Business Management, Brigham Young
                            University since 1985; Vice President for
                            Struman and Associates, Inc., a management consulting firm, since 1983.

[Additional information
needs to be added for
the new director.
Also, if new director
is only a nominee, but
is not yet a director
references to "nominee"
will be needed in
certain places]
----------------------

* Denotes Directors who are "interested persons" of the Company, as defined by the Investment Company Act of 1940, as amended (the "Investment Company Act"). Messrs. Stewart and Cardon are each deemed an interested person of the Company because of their positions with the Advisor.

      Except as indicated above, the Directors of the Company are not directors of any other "reporting companies." As of December 10, 2001, the officers and Directors of the Company as a group beneficially owned less than 1% of the outstanding shares of each Fund except the Global Technology Fund of which the directors and officers owned 1.22% (includes shares owned beneficially directly and indirectly, including shares, if any, owned by members of their families). No Director beneficially owned more than 1% of the outstanding shares of any Fund. None of the Company's officers or Directors has a family relationship with any other officer or Director.

      For the fiscal year ended September 30, 2001, there were four meetings of the Board of Directors. All Directors attended (either in person or telephonically) at least 75% of all meetings of the Board of Directors. The Company does not have standing audit, nominating or compensation committees.

      No compensation is paid by the Company to any Director who is an officer or employee of the Advisor. The Funds' standard method of compensating Directors is to pay each disinterested Director a retainer of $8,000 per year for services rendered and a fee of $500 for each meeting attended. The Funds may also reimburse the disinterested Directors for travel expenses incurred in order to attend meetings of the Board of Directors. The following table sets forth the compensation received from each Fund as well as the total compensation received from the Company by Mr. Jensen and Mr. Swinyard, who are not affiliated with the Advisor, during the fiscal year ended
September 30, 2001.
                                                                      Aggregate
                             Small            Small                 Compensation
           Ultra   Global    Cap      Core     Cap    Micro     U.S.     from
          Growth Technology  Growth  Growth   Value    Cap    Treasury    the
Director   Fund     Fund     Fund     Fund     Fund    Fund     Fund   Company
---------  ------ --------  -------  ------  -------  -------  -------  --------

Mr.Jensen   $484    $26     $2,235  $3,748    $869   $2,099     $539    $10,000

Mr.Swinyard $484    $26     $2,235  $3,748    $869   $2,099     $539    $10,000

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY. A majority of the shares of the Company represented at the meeting, provided at least a quorum (10% of the outstanding shares) is represented in person or by proxy, is sufficient for the election of the above nominees to the Board of Directors. Unless otherwise instructed, the proxies will vote for the above five nominees. In the event any of the above nominees are not candidates for election at the Meeting, the proxies will vote for such other persons as the Board of Directors may designate. Nothing currently indicates that such a situation will arise.


                                   PROPOSAL 2
            RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Investment Company Act provides that every registered investment company shall be audited at least once each year by independent public accountants selected by a majority of the directors of the investment company who are not interested persons of the investment company or its investment advisor. The Investment Company Act generally requires that the selection be submitted for ratification or rejection by the shareholders at their next annual meeting following the selection, if such a meeting is held.

      The Directors, including a majority who are not interested persons of the Advisor or the Company, have selected Arthur Andersen LLP ("Arthur Andersen") to be the Funds' independent public accountants for the fiscal year ending September 30, 2002. Arthur Andersen examines the annual financial statements of the Funds and provides certain other tax-related services to the Funds. Representatives of Arthur Andersen are not expected to be present at the Meeting, but have been given an opportunity to make a statement if they so desire and will be available telephonically should any matter arise requiring their presence.

      Audit Fees. For the most recent fiscal year of each of the Funds, the aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Funds' financial statements was $51,300.

      Financial Information Systems Design and Implementation Fees. For the most recent fiscal year of the Funds, Arthur Andersen DID NOT provide any financial information systems design and implementation services to the Funds.

      All Other Fees. For the most recent fiscal year of the Funds, the aggregate fees billed by Arthur Andersen to the Funds for other services was $12,050, all of which amount was for tax-related services.

      The disinterested directors of the Board of Directors of the Company have determined that the provision of such additional services by Arthur Andersen is compatible with such firm's independence with respect to the Funds.

      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN. The vote of a majority of the shares represented at the Meeting is sufficient for the ratification of the selection of the independent public accountants, provided at least a quorum (at least 10% of the Company's outstanding shares) is represented in person or by proxy. Unless otherwise instructed, the proxies will vote for the ratification of the selection of Arthur Andersen as each Fund's independent public accountants.


                                   PROPOSAL 3
                       PROPOSAL TO REMOVE THE RESTRICTION
                         ON SHORT SELLING OF SECURITIES

      As a fundamental policy each of the Equity Funds (except the Global Technology Fund) may not "make short sales of securities." The fundamental policies of the Global Technology Fund do not contain such a prohibition. The Advisor desires to conform the policies of all of the Equity Funds by eliminating the "short sale" prohibition for the Equity Funds which have such prohibition.

      A "short sale" involves the sale of a security a Fund does not own. A short sale is "against the box" if the Fund owns, or has the right to obtain, securities identical to those sold short. The Securities and Exchange Commission (the "SEC") staff takes the position that a short sale (other than a short sale against the box) involves the creation of a senior security, unless the Fund sets aside cash or liquid securities in an amount equal to the current value of the securities sold short.

      Short sales are subject to the risk that the Fund will incur a loss if the price of a security sold short increases between the date of the short sale and the date on which the Fund closes the short sale. Any gain on a short sale will be decreased, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Fund may be required to pay in connection with a short sale. An increase in the value of a security sold short by a Fund over the price at which it was sold short will result in a loss to the Fund, and there can be no assurance that the Fund will be able to close out the position at any particular time or at an acceptable price. Except in the case of short sales "against the box," a Fund's market risk is unlimited in that the potential for increase in the market price of the security sold short is unlimited.

      If the current fundamental restriction on short-selling were eliminated, short selling WOULD NOT become a principal investment strategy, but would be used in limited situations. For example, when doing fundamental analysis of individual companies to find those with what the Advisor believes have superior growth prospects, it may find companies which it believes are substantially overpriced. The Advisor might consider short selling the stock of such companies. Short selling situations could arise in arbitrage and hedge situations, and short selling might also be used under certain circumstances to defer or reduce taxes.

      Should shareholders vote to eliminate the current fundamental prohibition on short selling securities, the Company's Board of Directors will adopt a non-fundamental investment restriction on behalf of the Equity Funds (which could be amended or eliminated in the future by the Board of Directors without shareholder approval) as follows:

           "The Fund will not engage in short sales of securities when these transactions would cause the market value of all of the Fund's securities sold short to exceed 15% of its net assets."

      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THIS PROPOSAL.

                                   PROPOSAL 4
            PROPOSAL TO MODIFY THE LIMITATIONS ON BORROWING

      A fundamental policy of each of the Equity Funds (except the Global Technology Fund) states that each Fund will not:

      "Borrow money, except for temporary purposes. The amount of such borrowing may not exceed 10% of each Fund's total assets. The Funds will not borrow money for leverage purposes. For the purpose of this restriction, the use of options and futures transactions shall not be deemed the borrowing of money."

      The Global Technology Fund's fundamental policy covering borrowing provides that the Fund will not:

      "Borrow money, from others, or banks if the amount will cause the Fund's net assets (including amounts borrowed) to be less than 300% of the borrowings. If the Fund's net assets become less than 300% of the borrowings, the Fund must reduce its borrowings to the extent required to restore such 300% coverage, within three business days."

      This provision is a general summary of the current Investment Company Act limitation on borrowing. However, it does not precisely set forth current applicable statutory requirements, nor would it be automatically changed if the Investment Company Act were to be amended.

      The Advisor desires to conform the policies of all of the Equity Funds so that all have a fundamental policy to allow borrowing consistent with the limits of the Investment Company Act. Under the proposed new policy all of the Equity Funds (except the Global Technology Fund) would have significant additional borrowing authority, consistent with the limits of the Investment Company Act.

      It is therefore proposed that the fundamental policy for the Equity Funds (including the Global Technology Fund) be amended to provide that they may not:

      "Borrow money, except as permitted under the Investment Company Act of 1940, as amended, as interpreted or modified from time to time by any regulatory authority having jurisdiction."

      The proposed investment restriction would thus permit each Equity Fund to engage in borrowing in a manner and to the full extent permitted by applicable law. The Investment Company Act requires borrowings to have 300% net asset coverage, which means, in effect, that each Fund would be permitted to borrow up to an amount equal to one-third of the value of its total assets under the proposed borrowing investment restriction. This asset coverage requirement applies at all times, and not just at the time of borrowing.

      If the current fundamental restriction on borrowing were eliminated, borrowing WOULD NOT become a principal investment strategy, but would be used in limited situations. The Advisor believes that the Funds' current investment restrictions regarding borrowing are unnecessarily restrictive and could be disadvantageous to shareholders. Normally a Fund would expect to be able to meet needs for cash to facilitate redemptions by using current cash flow from new investments, investment income, and liquidations of securities in the ordinary course of business. However, there may be instances when these sources of cash flow are not sufficient to meet current cash needs, in which case the ability to borrow money may be advantageous to the Funds.

      Under the proposed amended restriction, all of the Equity Funds would have the authority to borrow to purchase securities or make other investments, which is known as "leveraging." Leveraging increases the effect of changes in the market value of the Fund's portfolio. Leveraging may expose the Fund to greater risk and increased costs. Interest paid on borrowed funds may have the effect of lowering the Fund's return. In addition, the Fund may have to sell investments it would normally keep in order to make interest payments.

      Despite the potential risks of leveraging, the Advisor believes that there may be circumstances where it is in the best interests of Fund shareholders to borrow to make Fund investments. For example, when a Fund manager perceives unusual opportunities in the market or in a particular sector, the Fund manager may want to be more than 100% invested. Borrowing may also be considered when stock prices and trading volume are not favorable for securities a Fund manager wants to sell, but stock prices and trading volume are favorable for securities a Fund manager wants to buy. In these situations, which arise infrequently, having the ability to borrow to purchase securities may allow a Fund manager to take advantage of favorable opportunities to purchase desired securities without having to sell securities at unfavorable prices.

      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THIS PROPOSAL.


                                   PROPOSAL 5
           PROPOSAL TO MODIFY THE SENIOR SECURITY LIMITATION

      As a fundamental policy each of the Equity Funds (except the Global Technology Fund) has a policy that each Fund will not:

           "Issue any senior securities (as defined in the [Investment Company Act] other than [permissible borrowings]."

      The Global Technology Fund's fundamental policy covering senior securities provides that the Fund will not:

           "Issue any senior securities (as defined in the 1940 Act) [other than permissible borrowings]. This limitation shall not prohibit the Fund from making deposits of assets to margin or guarantee positions in futures, options or forward contracts or similar transactions."

      The Advisor desires to conform the policies of all of the Equity Funds so that all have a fundamental policy consistent with the limits of the Investment Company Act.

      It is proposed that each Equity Fund replace its current investment restriction regarding the issuance of senior securities with the following investment restriction:

           "[None of the Funds will] issue senior securities, except as permitted under the Investment Company Act of 1940, as amended, as interpreted or modified from time to time by any regulatory authority having jurisdiction."

      The Investment Company Act prohibits open-end funds from issuing most types of senior securities, but permits funds, if specified conditions are met, to enter into certain transactions that might be considered to involve the issuance of senior securities. For example, a Fund may enter into a transaction that obligates it to pay money at a future date, such as purchasing securities on a when-issued basis, if cash or liquid securities are set aside to cover the obligation. The proposed investment restriction permits these types of transactions, if the specified conditions are met.

      The proposed investment restriction does not materially change the Funds' current investment restrictions. However, rather than specifying when it is permissible for the Fund to issue senior securities, as the current investment restrictions tend to do, the proposed investment restriction simply limits the ability of the Funds to issue senior securities based on current interpretations of the Investment Company Act. This will provide the Funds with more flexibility should any regulatory authority with jurisdiction modify its interpretation of the Investment Company Act to permit additional transactions which might otherwise be considered as an impermissible issuance of senior securities.

      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THIS PROPOSAL.


                                   PROPOSAL 6
       PROPOSAL TO ELIMINATE THE RESTRICTION ON MARGIN PURCHASES

      As a fundamental policy each of the Equity Funds (except the Global Technology Fund) has a policy that each Fund will not:

           "Purchase any security on margin, except that the Funds may obtain such short-term credit as may be necessary for the clearance of transactions."

      The Global Technology Fund has a substantially similar policy which provides that the Fund will not:

           "Purchase securities from brokers on margin, except that the Fund may obtain such short-term credit as may be necessary for the clearance of transactions."

      Because these investment restrictions were adopted to comply with state securities laws that no longer apply, it is proposed that these investment restrictions be eliminated and replaced with a non-fundamental investment restriction (which may be modified or eliminated by the Board of Directors without shareholder approval).

      The Advisor believes that the Funds' investment restrictions prohibiting the purchase of securities on margin are not necessary since the Funds' ability to engage in margin transactions is already limited by the Investment Company Act and by the Funds' proposed limitation on purchasing securities on margin. Should shareholders vote to eliminate the current fundamental investment restrictions, the Board of Directors intends to adopt a non-fundamental investment restriction (which could be amended or eliminated in the future by the Board of Directors without shareholder approval) providing the Funds may not purchase securities on margin, except that the Funds may obtain such short-term credit as may be necessary for the clearance of transactions.

      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THIS PROPOSAL.


                                OTHER INFORMATION
                         REGARDING PROPOSALS 3 THROUGH 6

      If approved, the proposed changes in investment policies or restrictions will be effective immediately upon the receipt of requisite shareholder approval of the proposal, or at such later time as may be determined by Company management. Approval of proposals 3 through 6 requires the vote of a majority of the outstanding voting shares of each Fund affected, which means the vote of (i) 67% or more of the voting shares of the Fund present at the meeting, if the holders of more than 50% of the Fund's outstanding voting shares are present or represented by proxy; or (ii) more than 50% of the outstanding voting shares of the Fund, whichever is less. Such vote is required for any changes to the Fund's fundamental investment objectives, policies or restrictions. (Non-fundamental investment objectives, policies and restrictions can be changed by the Company's Board of Directors without a shareholder vote.) These special voting requirements of the Investment Company Act, however, do not apply to the election of Directors or the approval of the Funds' independent auditors.

                                  OTHER MATTERS

      The Board of Directors does not intend to present any business at the meeting not mentioned in this Proxy Statement, and currently knows of no other business to be presented. If any other matters are properly brought before the meeting, the individuals acting as proxies will vote all proxies on such matters in accordance with their judgment of the best interests of the Funds.

                        EXECUTIVE OFFICERS OF THE COMPANY

      Certain information about the executive officers of the Company is set forth below. Unless otherwise indicated, all positions have been held more than five years.

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                            Principal Occupation and Business Experience
Name                Age       During Past 5 Years
----                ---     --------------------------------------------

Samuel S.           59      President and Chairman of the Board of the
Stewart, Jr.                Company; see additional information in Proposal 1.

Jeff S. Cardon      44      Vice President and Director of the Company;
                            see additional information in Proposal 1.

Venice F. Edwards   51      Secretary and Treasurer of the Company
                            since 1996; Secretary for the Advisor since 1999;
                            from 1983 to 1995, Portfolio Manager for the Advisor.

                              SHAREHOLDER PROPOSALS

      Since the Funds do not hold regular meetings of shareholders, the anticipated date of the next shareholder meeting cannot be provided. Any shareholder proposal which may be properly presented at a shareholder meeting or included in the proxy solicitation for a shareholder meeting must be received by a Fund no later than four months prior to the date proxy statements are mailed to shareholders.


                                 Samuel S. Stewart, Jr.
                                 Chairman of the Board
Dated:     December 21, 2001

                                                                      APPENDIX A




          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

      As of October 31, 2001, the Funds were aware that the following persons or entities owned a controlling interest (ownership of greater than 25%) or owned of record 5% or more of the outstanding shares of each of the Funds. Shareholders with a controlling interest could effect the outcome of proxy voting or the direction of management of the Company.


               SERIES A - WASATCH SMALL CAP GROWTH FUND

     Charles Schwab & Co., Inc.*, 101 Montgomery Street, San Francisco, CA 94104-4122, 28.67%; National Financial Services Corp.*, 200 Liberty Street, One World Financial Center, New York, NY 10008-3908, 14.71%.


                  SERIES B - WASATCH CORE GROWTH FUND

       Charles Schwab & Co., Inc.*, 101 Montgomery Street, San Francisco, CA 94104-4122, 41.01%; National Financial Services Corp.*, 200 Liberty Street, One World Financial Center, New York, NY 10008-3908, 14.78%.

           SERIES C - WASATCH-HOISINGTON U.S. TREASURY FUND

       Charles Schwab & Co., Inc.*, 101 Montgomery Street, San Francisco, CA 94104-4122, 16.50%; National Financial Services Corp.*, 200 Liberty Street, One World Financial Center, New York, NY 10008-3908, 32.85%.


                 SERIES D - WASATCH ULTRA GROWTH FUND

       Charles Schwab & Co., Inc.*, 101 Montgomery Street, San Francisco, CA 94104-4122, 24.86%; National Financial Services Corp.*, 200 Liberty Street, One World Financial Center, New York, NY 10008-3908, 21.15%.

                        SERIES E - WASATCH MICRO CAP FUND

      Charles Schwab & Co., Inc.*, 101 Montgomery Street, San Francisco, CA 94104-4122, 27.78%; National Financial Services Corp.*, 200 Liberty Street, One World Financial Center, New York, NY 10008-3908, 9.96%; NISC*, 55 Water Street, 32nd Floor, New York, NY 10008-3908, 5.96%.


               SERIES F - WASATCH GLOBAL TECHNOLOGY FUND

       Charles Schwab & Co., Inc.*, 101 Montgomery Street, San Francisco, CA 94104-4133, 14.72%; National Financial Services Corp.*, 200 Liberty Street, One World Financial Center, New York, NY 10008-3908, 25.00%.

                SERIES G - WASATCH SMALL CAP VALUE FUND

      Charles Schwab & Co., Inc.*, 101 Montgomery Street, San Francisco, CA 94104-4122, 34.60%; National Financial Services Corp.*, 200 Liberty Street, One World Financial Center, New York, NY 10008-3908, 21.31%/.

*Shareholders of record, not beneficial owners.

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